EXHIBIT 3.3  BYLAWS










                                     BYLAWS

                                       OF

                            INTERSTATE DATA USA, INC.
                             a Delaware corporation












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                                                                 October 1, 2006


                            INTERSTATE DATA USA, INC.
                                     BYLAWS

Table of Contents                                                    Page





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                                     BYLAWS
                                       OF
                            INTERSTATE DATE USA, INC.
                    (herein referred to as the "Corporation")


                                    ARTICLE I
                                     Offices

SECTION 1.1. Registered Office. The registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Jersey and the name of its registered agent at such address shall be The Corporation Trust Company.

SECTION 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            Meetings of Stockholders

SECTION 2.1. Place of Meeting. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

SECTION 2.2. Annual Meeting. An annual meeting of stockholders shall be held for the election of directors on such date and at such time and place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Any other proper business may be transacted at the annual meeting.

SECTION 2.3. Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 2.4. Special Meeting. Unless otherwise prescribed by statute or by the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), special meetings of the stockholders may be called for any purpose or purposes by the Board of Directors pursuant to a resolution approved by a majority of the total number of directors of the Corporation. Such resolution shall state the purpose or purposes of the special meeting. The directors shall fix the date and time and shall designate the place (either within or without the State of Delaware) for holding such special meeting.

SECTION 2.5. Notice of Meeting. Written notice of the annual meeting and each special meeting of stockholders, stating the date, time, place and purpose or

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purposes thereof, shall be given to each stockholder entitled to vote thereat not less than ten nor more than sixty days before the meeting.

SECTION 2.6. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business except when stockholders are required to vote by class, in which event, a majority of the holders of the issued and outstanding shares of the appropriate class present in person or represented by proxy shall constitute a quorum of such class entitled to vote for the transaction of business where a separate vote of such class is required, and except as otherwise provided by statute or by the Certificate of Incorporation. Notwithstanding any other provisions of the Certificate of Incorporation or these Bylaws, the holders of a majority of the shares of stock entitled to vote thereat, present in person or represented by proxy, whether or not a quorum is present, shall have power to adjourn the meeting from time to time to another time and place without notice other than announcement at the adjourned meeting of the time and place for reconvening the meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented by proxy any business may be transacted which might have been transacted at the original meeting.

SECTION 2.7. Voting. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder bearing a date not more than three years prior to voting, unless a later date is stated therein, and filed with the Secretary of the Corporation before, or at the time of, the meeting. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall contain any provision to the contrary, a majority of such persons present at any meeting at which their powers under such instrument are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one, or, if an even number be present and a majority do not agree on any particular issue, each proxy so present shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares. Unless required by statute or determined by the Chairman of the meeting to be advisable, the vote on any question need not be by written ballot.

SECTION 2.8. Voting of Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or in the absence of such provision, the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator, trustee or other person acting in a fiduciary capacity, may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation,


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he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

SECTION 2.9. Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares.

SECTION 2.10. Fixing Record Date. The Board of Directors may fix in advance a date, not more than sixty nor less than ten days preceding (a) the date of any meeting of stockholders, (b) the date for payment of any dividend or distribution, (c) the date for the allotment of right, or (d) the date when any change or conversion or exchange of stock shall go into effect, as a record date for the determination of the stockholders (i) entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or (ii) entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of stock, and, in such case, only such stockholders as shall be stockholders of record on the date so fixed shall be (i) entitled to such notice of and to vote at, any such meeting and any adjournment thereof, or (ii) entitled to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

SECTION 2.11. Action by Consent. Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted is executed and delivered in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware.

SECTION 2.12. Meeting by Telephone. Any action required or permitted to be taken by the stockholders may be taken by means of a meeting by conference telephone or similar communications equipment so long as all persons participating in the meeting can hear each other. Any person participating in such meeting shall be deemed to be present in person at such meeting.

                                   ARTICLE III
                               Board of Directors

SECTION 3.1. Place of Meeting. All meetings of the Board of Directors of the Corporation shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

SECTION 3.2. Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

SECTION 3.3. Number, Election and Term. The number of directors of the Corporation shall be no less than one nor more than fourteen, as determined from time to time by resolution adopted by a majority of the Board of Directors or by the shareholders (but in no event shall be less than one); provided, however, that no decrease in the number of directors shall have the effect of shortening

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the term of any incumbent director. Except as set forth in Section 3.4 of these
Bylaws, the directors shall be elected at the annual meeting of stockholders in accordance with the provisions set forth in the Certificate of Incorporation, and unless sooner removed in accordance with these Bylaws, each director shall hold office until the next annual meeting of the shareholders, or special meeting held for the purpose of electing directors, and until such director's successor shall have been elected and qualified. Election of directors need not be by written ballot. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

SECTION 3.4. Vacancies, Additional Directors and Removal from Office. If any vacancy occurs in the Board of Directors caused by the death, resignation, retirement, disqualification or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors, the vacancy shall, subject to any legal commitment of the Corporation with respect to such vacancy, be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, and the directors so chosen shall hold office for the remaining term of the director being replaced. Vacancies shall not be filled by the stockholders except at an annual meeting of stockholders or unless there are no directors in office, in which case an election of directors shall be held in the manner provided by statute. Any director, or the entire Board of Directors, may be removed upon the affirmative vote of the holders of securities representing more than fifty percent (50%) of the votes entitled to be cast at an election of directors.

SECTION 3.5. Annual Meeting. The annual meeting of the Board of Directors shall be held each year, without other notice than this Bylaw, at the place of, and immediately following, the annual meeting of stockholders.

SECTION 3.6. Regular Meeting. Regular meetings of the Board of Directors shall be held during each year, on such dates and at such time and place as the Board of Directors may from time to time provide by resolution, either within or without the State of Delaware, without other notice than such resolution.

SECTION 3.7. Special Meetings. Unless otherwise provided herein, a special meeting of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or by the President and shall be called by the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary on the written request of any two directors. The Chairman of the Board, the Chief Executive Officer, or President so calling, or the directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.

SECTION 3.8. Notice of Special Meeting. Written notice of special meetings of the Board of Directors shall be given to each director at least forty - eight hours prior to the time of such meeting. Any director may waive notice of any meeting as provided in Article V of these Bylaws.

SECTION 3.9. Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present for the transaction of business at any meeting of the Board of Directors, the directors present at such meeting may adjourn the meeting from time to time to another time and place, without notice other than announcement at the adjourned meeting of the time and place for reconvening the meeting, until a quorum shall be

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present. At such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the original meeting.

SECTION 3.10. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these Bylaws, may be taken without a meeting, if a written consent setting forth the action so taken is executed by all of the members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

SECTION 3.11. Meeting by Telephone. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken by means of a meeting by conference telephone or similar communications equipment so long as all persons participating in the meeting can hear each other. Any person participating in such meeting shall be deemed to be present in person at such meeting.

SECTION 3.12. Compensation. As such, directors of the Corporation may receive, pursuant to resolution of the Board of Directors, fixed fees, expenses, and other compensation for their service as directors, including, without limitation, their services as members of committees of the directors.


                                   ARTICLE IV
                             Committees of Directors

SECTION 4.1. Designation by Board of Directors. The Board of Directors may, by resolution adopted by the vote of a majority of the entire Board of Directors, designate one or more standing or special committees as shall be determined by the Board to be helpful in the management of the Corporation. Each such standing or special committee shall consist of one or more directors of the Corporation and shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution, except as delegated by these Bylaws or by the Board of Directors to another standing or special committee or as may be prohibited by law.

SECTION 4.2. Committee Operations. A majority of the members of a committee shall constitute a quorum for the transaction of the business of such committee. Such committee or committees shall have such name or names and such limitations of authority as provided in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors. The corporation shall pay all expenses of committee operations. The Board of Directors may designate one or more directors as alternate members of any committee to act in place of any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified member.

SECTION 4.3. Minutes. Each standing or special committee of the Board of Directors of the Corporation shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The Secretary or any Assistant Secretary of the Corporation shall (a) serve as the Secretary of any standing or special committee; (b) keep regular minutes of standing or special

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committee proceedings; (c) make available to the Board of Directors, as required, copies of all resolutions adopted or minutes or reports of other actions recommended or taken by any such standing or special committee; and (d) otherwise as requested keep the members of the Board of Directors apprised of the actions taken by such standing or special committees.


                                    ARTICLE V
                                     Notice

SECTION 5.1. Methods of Giving Notice. Whenever under the provisions of the statutes, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director, member of any committee, or stockholder, such notice shall be in writing and delivered personally or mailed to such director, committee member or stockholder; provided that, in the case of a director or a member of any committee, such notice may be given orally or by telephone or telegram. If mailed, notice to a director, member of a committee or stockholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage thereon prepaid, addressed, in the case of a stockholder, to the stockholder at the stockholder's address as it appears on the records of the Corporation or, in the case of a director or a member of a committee, to such person at his business address. If sent by telegraph, notice to a director or member of a committee shall be deemed to be given when the telegram, addressed to such person at his business address, is delivered to the telegraph company.

SECTION 5.2. Waiver of Notice. Whenever any notice is required to be given pursuant to the statutes, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance at a meeting shall constitute a waiver of notice and waiver of any and all objections to the place, time or manner of the meeting, except when attendance at such meeting is solely for the purpose of stating at the commencement of the meeting any objection or objections to the transaction of business because the meeting is not lawfully called or convened. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors, any committee of the Board of Directors, or the stockholders need be specified in any written waiver of notice of such meeting.

                                   ARTICLE VI
                                    Officers

SECTION 6.1. Officers. The officers of the Corporation shall be a President and a Secretary. The Board of Directors may elect or appoint such other officers and agents, including but not limited to a Chairman of the Board, Chief Executive Officer, one or more Vice Presidents (any one or more of which may be designated Executive or Senior Vice President), a Treasurer, and one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, each of whom shall hold office for such term and shall exercise such powers and perform such duties as shall be determined by the Board. Any two or more offices may be held by the same person. The Chairman of the Board shall be elected from among the directors of the Corporation; no other officer of the Corporation need be a director. No officer of the Corporation need be a stockholder of the Corporation.

SECTION 6.2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its annual meeting held after the annual meeting of stockholders or as soon thereafter as conveniently

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possible. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal, or until he shall cease to be a director in the case of the Chairman of the Board, if any.

SECTION 6.3. Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed without cause by the affirmative vote of a majority of the entire Board of Directors whenever, in its judgment, the best interests of the Corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by given written notice to the Corporation. Any such resignation shall take effect on the date of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6.4. Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board of Directors for the unexpired portion of the term of such office.

SECTION 6.5. Compensation. The compensation of all officers and agents of the Corporation for their services to or on behalf of the Corporation shall be fixed by the Board of Directors or pursuant to the direction of the Board, and no officer shall be prevented from receiving such compensation by reason of his also being a director.

SECTION 6.6. Chairman of the Board. The Chairman of the Board, if such an officer shall be elected, shall preside at all meetings of the Board of Directors and the stockholders of the Corporation. In the absence of the Chairman of the Board, such duties shall be performed by the Chief Executive Officer of the Corporation. In addition, if such an officer shall be elected, the Chairman of the Board shall exercise and perform such other powers and duties as usually appertain to the office of Chairman of the Board and as may from time to time be assigned to the Chairman of the Board by the Board of Directors of the Corporation or be prescribed by these Bylaws.

SECTION 6.7. Chief Executive Officer. Subject to the control of the Board of Directors of the Corporation and subject to the supervisory powers, if any, as may be assigned by the Board of Directors of the Corporation to the Chairman of the Board, if such an officer shall be elected, the Chief Executive Officer shall be the chief executive officer of the Corporation and in general shall supervise and control the business and affairs of the Corporation. The Chief Executive Officer shall perform such other duties as usually appertain to the office of chief executive officer, except for any duties expressly delegated to other persons by these Bylaws or the Board of Directors, and such other duties as may be prescribed by the stockholders or the Board of Directors from time to time. In the absence of a Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board of Directors and of the stockholders of the Corporation. The Chief Executive Officer shall formulate and submit to the Board of Directors matters of general policy for the Corporation and shall keep the Board of Directors fully informed as they or any of them shall request and shall consult the Board of Directors concerning the business of the Corporation. The Chief Executive Officer shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. The Chief Executive Officer shall vote, or shall give a proxy to any other officer of the Corporation to vote, all shares of stock of any other Corporation standing in the name of the Corporation.

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SECTION 6.8.    President. Subject to the control of the Board of Directors of the Corporation and subject to such supervisory powers, if any, as may be assigned by the Board of Directors of the Corporation to the Chief Executive Officer, if such an officer shall be elected, the President shall be the chief operating officer of the Corporation. If there is no Chief Executive Officer, or in the absence of the Chief Executive Officer, or in the event of his inability or refusal to act, the President shall perform the duties and exercise the powers of the Chief Executive Officer. The President shall perform such other duties as usually appertain to the office of chief operating officer, except for any duties expressly delegated to other persons by these Bylaws or the Board of Directors, and such other duties as may be prescribed by the stockholders, the Chief Executive Officer, if any, or the Board of Directors from time to time. The President may sign with the Secretary or any other officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of capital stock of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed.

SECTION 6.9. Vice Presidents. In the absence of the President, or in the event of his inability or refusal to act, the Executive Vice President or, in the event there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board, if any such officer shall be elected, shall perform the duties and exercise the powers of the President. Any Vice President may sign, with the Secretary or any Assistant Secretary, certificates for shares of stock of the Corporation. The Vice Presidents shall perform such other duties as from to time to time may be assigned to them by the Chairman of the Board, if any, the Chief Executive Officer, if any, the President, or the Board of Directors.

SECTION 6.10. Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors and standing or special committees of the Board of Directors; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (c) be custodian of the corporate records and the seal of the Corporation, and shall see that the seal of the Corporation or a facsimile thereof is affixed to all certificates for shares of stock of the Corporation prior to the issuance thereof, and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) sign with the Chairman of the Board, if any, the President, or a Vice President, if any, certificates for shares of stock of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board, if any, the Chief Executive Officer, if any, President, or the Board of Directors.

SECTION 6.11. Treasurer. If required by the Board of Directors, the Treasurer, if such an officer shall be elected, shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 7.3 of these Bylaws; (c) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at

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each annual meeting of the stockholders, and at such other times as may be required by the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer, if any, or the President, a statement of financial condition of the Corporation in such detail as may be required; and (d) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board, if any, the Chief Executive Officer, if any, the President, or the Board of Directors.

SECTION 6.12. Assistant Secretary or Treasurer. The Assistant Secretaries and Assistant Treasurers, if any such officers shall be elected, shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, if any, respectively, or by the Chairman of the Board, if any, the Chief Executive Officer, if any, President, or the Board of Directors. The Assistant Secretaries may sign, with the Chairman of the Board, if any, the President or a Vice President, if any, certificates for shares of stock of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. If required by the Board of Directors, each Assistant Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

                                   ARTICLE VII
                         Contracts, Checks and Deposits

SECTION 7.1. Contracts. Subject to the provisions of Section 6.1, the Board of Directors may authorize any officer, officers, agent or agents, to enter into any contract or execute and deliver an instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 7.2. Checks, etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as shall be determined by the Board of Directors.

SECTION 7.3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Chairman of the Board, if any, the Chief Executive Officer, if any, President or Treasurer, if any, may be empowered by the Board of Directors to select or as the Board of Directors may select.

                                  ARTICLE VIII
                              Certificate of Stock

SECTION 8.1. Issuance. Each stockholder of this Corporation shall be entitled to a certificate or certificates showing the number of shares of stock registered in his name on the books of the Corporation. The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and the number of shares of stock of the Corporation registered in such holder's name and shall be signed by the Chairman of the Board, if any, the President or a Vice President, if any, and by the Secretary or any Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designation, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in

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full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class of stock or series thereof; provided, however, that, except as otherwise provided by statute, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class of stock or series thereof, a statement that the Corporation will furnish to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that, in the case of a lost, stolen, destroyed or mutilated certificate, a new certificate may be issued therefore upon such terms and with such indemnity, if any, to the Corporation as the Board of Directors may prescribe. Certificates may be issued representing fractional shares of stock of the Corporation.

SECTION 8.2. Lost Certificates. The Board of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing the issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, (a) to advertise the same in such manner as it shall require and/or (b) to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

SECTION 8.3. Transfers. Upon surrender to the Corporation or the transfer agents of the Corporation of a certificate for shares of stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney filed with the Secretary or the transfer agents of the Corporation.

SECTION 8.4. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   ARTICLE IX
                                    Dividends

SECTION 9.1. Declaration. The Board of Directors may declare dividends on the outstanding shares of stock of the Corporation at any regular meeting or any special meeting called for such purpose in accordance with the provisions of the Certificate of Incorporation, if any, these Bylaws and applicable law. Dividends may be paid in cash, in property or in shares of capital stock out of funds of the Corporation legally available therefor.

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SECTION 9.2.    Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for payment of dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem conducive to the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.


                                    ARTICLE X
                                Books and Records

The books and records of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors.

                                   ARTICLE XI
                                    Amendment

The Bylaws may be altered, amended or replaced subject to any restrictions contained in the Certificate of Incorporation and to applicable law at any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment or repeal be contained in the notice of such special meeting.


                                   Adopted by the Board of Directors
                                   on October 24, 2006.



                                   By:          /s/
                                      ---------------------------------
                                        Randall R. Carpenter, Secretary




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